Execution Version
NOTE REPURCHASE AGREEMENT
This Note Repurchase Agreement (this “Agreement”) is made as of September 18, 2024 by and between Outbrain Inc. (“Outbrain” or “Buyer”) and Baupost Group Securities, L.L.C. (“Seller”). Buyer and Seller are collectively referred to herein as the “Parties” and each individually, a “Party.”
RECITALS

WHEREAS, Buyer has issued and outstanding $118,000,000 aggregate principal amount of 2.95% Convertible Senior Notes due 2026, with CUSIP No. 69002R AB9 and ISIN No. US69002RAB96 (the “Notes”) that were issued under the Indenture, dated as of July 27, 2021 (the “Indenture”), between Buyer, as issuer (the “Issuer”) and The Bank of New York Mellon, as trustee (the “Trustee”);

WHEREAS, Seller is the legal owner of all of the Notes in the principal amount of $118,000,000. Seller desires to sell all such Notes, with a principal amount of $118,000,000 (as referenced herein subject to sale, the “Seller’s Notes”);

WHEREAS, Seller has provided Buyer with an offer to sell the Seller’s Notes and subject to the terms and conditions of this Agreement, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of such Seller’s Notes at the purchase price set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements of the Parties contained herein, the Parties agree as follows:

1.Purchase and Sale of the Seller’s Notes.
(a)Agreement to Purchase and Sell; Purchase Price. Subject to the terms and conditions set forth herein, Seller hereby agrees to sell and Buyer hereby agrees to purchase from Seller, all of the Seller’s Notes at a purchase price equal to $0.930 per $1.000 principal amount of Seller’s Notes purchased (the “Purchase Price”). For the avoidance of doubt, as long as the Closing (as defined below) occurs on or before September 20, 2024, the Purchase Price above already includes any accrued and unpaid interest on the Seller’s Notes purchased, to but not including, the Closing Date (as defined below).
(b)Closing Date. The purchase and sale of the Seller’s Notes pursuant to this Agreement (the “Closing”) shall occur at 10:00 a.m., New York City time on September 19, 2024, or such other date as shall be mutually agreed by the Parties prior to the Termination Date (the “Closing Date”).
(c)Delivery of the Seller’s Notes. On the Closing Date and subject to the satisfaction of the conditions set forth herein, Seller shall deliver the Seller’s Notes to Buyer (or, at the Buyer’s direction, to an account established by the Buyer or Issuer with the Trustee) through the Deposit/Withdrawal at Custodian (DWAC) program of the Depository Trust Company (“DTC”).

(d)Payment of the Purchase Price. On the Closing Date and subject to the satisfaction of the conditions set forth herein, payment by the Buyer of the Purchase Price for the Seller’s Notes shall be made or caused to be made by the Buyer, via wire transfer of immediately available funds to the Seller’s bank or brokerage account in accordance with the Seller’s wire instructions set forth on Schedule I.
(e)Expenses. Each Party will be responsible for its own out-of-pocket expenses and fees actually incurred or accrued by it in connection with the preparation, execution and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of its counsel and other representatives.
2.Representations, Warranties and Agreements of Seller. Seller hereby represents and warrants to, and agrees with, Buyer as of the date hereof and as of the Closing (as if such representations, warranties and agreements were made at Closing) as follows:
(a)Seller has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement has received all requisite corporate, partnership or other organizational approvals, as the case may be, and no other action or proceeding on Seller’s part is necessary to authorize the execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby.
(b)Seller has duly executed and delivered this Agreement.
(c)This Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies whether in law or in equity.
(d)As of the date hereof, Seller has good and marketable title to, and is the sole legal and beneficial owner of, and on the Closing Date until delivery thereof to Buyer, Seller will continue to have good and marketable title to, and be the sole legal and beneficial owner of, the Seller’s Notes in the principal amount set forth above, free and clear of all liabilities, claims, liens, options, proxies, charges, participations and encumbrances of any kind or character whatsoever, arising out of any act of Seller or otherwise.
(e)Seller has not used any broker or finder in connection with the transactions contemplated hereby and Buyer will not have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder’s fee or other commission of any Person retained by Seller in connection with the transactions contemplated by this Agreement.
(f)Seller has made its own independent assessment concerning the relevant tax, legal, economic and other considerations relevant to its sale of the Seller’s Notes. Seller has made its own investment decision based upon its own judgment and upon any advice from any advisors as it has deemed necessary or desirable in connection with its decision to sell the

Seller’s Notes and not upon any view expressed by Buyer or any of Buyer’s advisors, agents or representatives.
(g)The Purchase Price has been negotiated between Seller and Buyer on an arm’s length basis, and Seller has not been subjected to any form of pressure, coercion or intimidation, for it to sell the Seller’s Notes to Buyer.
(h)Seller is a “Qualified Institutional Buyer” as defined under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). Seller is a sophisticated, experienced and well-informed institutional investor and has knowledge and experience in financial and business matters as to be capable of evaluating the merits, risks and advisability of the transactions contemplated by this Agreement. Seller understands the merits and economic risks associated with the sale of the Seller’s Notes under this Agreement and is entering into this Agreement with a full understanding of the terms under this Agreement and such merits and economics risk.
(i)Seller acknowledges and understands that Buyer possess material nonpublic information regarding the Buyer not known to Seller that may impact the value of the Notes or the Seller’s Notes, which information includes, but is not limited to, (x) trends, predictions and forecasts of the Buyer’s future financial results and prospects, and (y) possible acquisitions, dispositions, financings and other transactions (collectively, the “Confidential Information”), and that the Buyer is unable to and will not, disclose the Confidential Information to Seller, consistent with the federal securities laws. Seller understands, based on its financial sophistication and experience, the disadvantage to which Seller is subject due to the disparity of information between Seller and Buyer. Notwithstanding such disparity, Seller desires and deems it appropriate to consummate the transactions contemplated by this Agreement.
(j)Seller agrees that none of Buyer, its affiliates, principals, officers, directors, stockholders, partners, employees and agents shall have any liability to Seller, its affiliates, principals, officers, directors, stockholders, partners, employees or agents whatsoever due to or in connection with Buyer’s use or non-disclosure of the Confidential Information in connection with the transaction, and Seller hereby irrevocably waives any claim that it might have based on the failure of the Buyer to disclose the Confidential Information.
(k)Seller acknowledges that Buyer is relying on Seller’s representations, warranties, acknowledgments and agreements in this Agreement as a condition to proceeding with the transactions contemplated by this Agreement.
3.Representations, Warranties and Agreements of Buyer. Buyer hereby represents and warrants to, and agrees with, Seller as of the date hereof and as of the Closing (as if such representations, warranties and agreements were made at Closing) as follows:
(a)Buyer has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement have received all requisite company approvals and no other action or proceeding on Buyer’s part, or any other party, are necessary to authorize this Agreement and the transactions contemplated hereby.
(b)Buyer has duly and validly executed and delivered this Agreement.
(c)This Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies whether in law or in equity.
(d)Buyer has not used any broker or finder in connection with the transactions contemplated hereby and Seller will not have any liability or otherwise suffer or incur any loss as a result of or in connection with any brokerage or finder’s fee or other commission of any Person retained by Buyer in connection with the transactions contemplated by this Agreement.
(e)The execution, delivery and performance, as applicable, by the Buyer of its obligations under this Agreement, and the consummation of the transactions contemplated hereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of Buyer or its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which Buyer or any of its subsidiaries is a party or by which Buyer or any of its subsidiaries is bound or to which any of the property or assets of Buyer or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of incorporation, charter, by-laws or similar organizational documents of Buyer or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or U.S. federal, state, local or non-U.S. governmental agency or regulatory authority having jurisdiction over the properties or assets of Buyer or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts, breaches, violations, impositions or defaults that would not reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement. The execution, delivery and performance by the Buyer of this Agreement and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency.
4.Further Assurances. After the date hereof, each Party agrees to proceed diligently and in good faith to take, or cause to be taken, all commercially reasonable actions necessary, proper or advisable or as may be reasonably requested by another Party hereto from time to time in order to fully effect and accomplish the transactions contemplated in this Agreement and the intent of this Agreement.
5.Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of New York applicable to contracts made between residents of that state, entered into and to be wholly performed within that state, without reference to any conflict of laws principles that would permit or require the application of the laws of any other jurisdiction.

6.No Waiver. A Party’s failure or delay in exercising any rights hereunder does not operate as a waiver thereof, nor does a Party’s partial exercise preclude any other or further exercise of any such rights.
7.Assignment. This Agreement is binding upon each of the Parties and their respective, successors and assigns, provided that no Party may assign any of its rights or obligations hereunder to any third party without the prior written consent of Buyer, in the case of an assignment by Seller, and Seller, with respect to an assignment by Buyer. Any attempted assignment by a Party without such consent is null and void.
8.Counterparts. This Agreement may be executed in multiple counterparts, each of which taken together constitutes one agreement. This Agreement is effective when it has been executed and delivered by all Parties.
9.No Third Party Beneficiaries. No provision of this Agreement is intended or shall be construed to confer upon or give any person or entity, other than the Parties hereto and their respective assigns, any rights or remedies under this Agreement.
10.Amendment. No modifications or amendments to this Agreement are binding on the Parties unless and until such modifications or amendments are executed in writing by an authorized representative of each Party.
11.Venue; Waiver of Jury Trial. Each Party hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party hereby waives any objection which it may now or hereafter have to the laying of venue of any such proceeding in such courts. Each Party hereby waives any right to trial by jury in any proceeding arising out of or relating to this Agreement.
12.Survival of Representations and Warranties. All representations and warranties under this Agreement made by each Party shall survive, and not be waived by, the performance or termination of this Agreement.
13.Entire Agreement. This Agreement supersedes all prior negotiations, understandings and agreements among the Parties relating to the subject matter hereof and constitutes the entire understanding and agreement among the Parties with respect to the same.
14.Termination.    Notwithstanding any other provision hereof to the contrary, if the Closing has not occurred by September 23, 2024 (the “Termination Date”), then, unless otherwise mutually agreed to by the parties to this Agreement, the nonbreaching party shall have the option to terminate this Agreement with respect to the breaching party at the close of business on such date by delivering a written notice to that effect to the other party to this Agreement. To the extent this Agreement is terminated pursuant to this Section 14, the Buyer shall promptly return any Seller’s Notes to the Seller, and the Seller shall promptly return to the Buyer the Purchase Price received by the Seller from the Buyer corresponding to such Seller’s Notes.

15.Conditions to Closing. The obligations of the Seller to deliver the Seller’s Notes, and of the Buyer to deliver the Purchase Price, are subject to the satisfaction at or prior to the Closing of the condition precedent (i) that the representations and warranties of the Seller on the one hand, and of the Buyer on the other, contained in Sections 2 and 3, respectively, shall be true and correct as of the Closing in all material respects with the same effect as though such representations and warranties had been made as of the Closing and (ii) the Seller on the one hand, and the Buyer on the other, shall have performed and complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied pursuant to this Agreement at or prior to the Closing Date, in each case, in all material respects.
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    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.
BUYER:
OUTBRAIN INC.
By /s/ David Kostman
Name:    David Kostman
Title:    Chief Executive Officer

SELLER:
BAUPOST GROUP SECURITIES, L.L.C.
By: /s/ Michael M. Sperling .
Name: Michael M. Sperling
Title:     Partner

[Signature Page to Note Repurchase Agreement]